                                                                    EXHIBIT 11.1



                          STATEMENT RE COMPUTATION OF
                               EARNINGS PER SHARE



                                                                                        YEARS ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1996       1995       1994
                                                                                     ---------  ---------  ---------
                                                                                             (IN THOUSANDS)
Primary Earnings Per Share
  Net earnings.....................................................................      7,462      7,502      7,134
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Shares
  Weighted average number of common shares outstanding.............................     26,498     23,723     23,199
  Add-dilutive effect of options and warrants......................................      1,170        703        884
                                                                                     ---------  ---------  ---------
  Weighted average number of common and common equivalent shares outstanding.......     27,668     24,426     24,083
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
  Net earnings per common share....................................................       0.27       0.31       0.30
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Fully Dilutive Earnings Per Share
  Net Earnings.....................................................................      7,462      7,502      7,134
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Shares
  Weighted average number of common shares outstanding.............................     26,498     23,723     23,199
  Add-dilutive effect of options and warrants......................................      1,457        771        888
                                                                                     ---------  ---------  ---------
  Weighted average number of common and common equivalent shares outstanding.......     27,955     24,494     24,807
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Net earnings per common share......................................................       0.27       0.31       0.30
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------